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EXHIBIT 99.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-44802) of Royal Appliance Mfg. Co. of our report dated March 12, 2001, relating to the financial statements of Royal Appliance 401(k) Retirement Savings Plan which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Cleveland, Ohio
March 16, 2001


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